SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 August 12, 1999



Commission     Registrant, State of Incorporation,          I.R.S. Employer
File Number    Address and Telephone Number                 Identification No.
-----------    ------------------------------------         -------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200

ITEM 5.     OTHER EVENTS.
            -------------

      On August 12, 1999, GPU, Inc. (GPU) announced that OFGEM, the electric and gas regulator in the United Kingdom, had issued a draft proposal suggesting that GPU's wholly-owned regional electric distributor, Midlands Electricity plc, could receive net rate reductions of between 22% to 27% beginning next Spring. These proposed reductions will become the basis for further consultations leading to final rate determinations in November 1999. GPU believes that the proposed level of reductions is excessive and would reduce the level of customer service and threaten Midlands' ability to make future capital investments.

      There can be no assurance of the outcome of this matter.

      Separately, GPU also announced that due to the recent decline in the price of GPU, Inc. common stock, GPU was immediately resuming its common stock repurchase program which it temporarily suspended in July. GPU has repurchased $102 million of its common stock under the program initiated in January 1999 when GPU's board of directors authorized repurchases of up to $350 million.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            -------------------------------------------------------------------

      (c)   Exhibit

            1. GPU News Release, dated August 12, 1999.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.



                              By:  /s/ T. G. Howson
                                   ----------------------------
                                   T. G. Howson, Vice President
                                   and Treasurer


Date:   August 13, 1999